UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) November 1, 2023
_________________________________
Sonida Senior Living, Inc.
(Exact name of registrant as specified in its charter)
_________________________________
Delaware
(State or other jurisdiction of incorporation)

1-13445		75-2678809
(Commission File Number)		(IRS Employer Identification No.)

14755 Preston Road
Suite 810
Dallas,	Texas	75254
(Address of principal executive offices)		(Zip Code)
(972) 770-5600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
_________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNDA	New York Stock Exchange

Item 3.02 Unregistered Sales of Equity Securities.

As previously announced, Sonida Senior Living, Inc. (the “Company”) entered into an equity commitment agreement, dated as of June 29, 2023 (as amended, the “Equity Commitment Agreement”), with affiliates of Conversant Capital, LLC (“Conversant”) pursuant to which Conversant agreed to purchase, upon the Company’s request, up to $13.5 million of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price of $10.00 per share for a period of 18 months. On November 1, 2023, pursuant to the Equity Commitment Agreement the Company sold 400,000 shares of Common Stock to Conversant at a price of $10.00 per share, representing an aggregate offering price of $4,000,000. The issuance of such shares of Common Stock to Conversant was not registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits.

104	Cover Page Interactive Date File-formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2023	Sonida Senior Living, Inc.

	By:	/s/ DAVID R. BRICKMAN
	Name:	David R. Brickman
	Title:	Senior Vice President, General Counsel and Secretary